                                                                    Exhibit 99.1

                             DISTRIBUTION AGREEMENT
                             ----------------------

              This DISTRIBUTION AGREEMENT (this "Agreement") is made as of this 28th day of December, 1998 by and among Host Marriott Corporation, a Delaware corporation ("Host"), Host Marriott, L.P., a Delaware limited partnership (the "Operating Partnership"), Crestline Capital Corporation, a Maryland corporation and currently a wholly owned subsidiary of Host ("Crestline"), Fernwood Hotel Assets, Inc., a Delaware corporation ("Fernwood"), and Rockledge Hotel Properties, Inc., a Delaware corporation ("Rockledge"). Unless the context requires otherwise, (i) all references to "Host" shall be deemed to refer (x) prior to the Merger (as defined below), to Host Marriott Corporation, a Delaware corporation, and its Subsidiaries (as defined below) and Affiliates (as defined below), and (y) from and after the Merger, HMC Merger Corporation, a Maryland corporation to be renamed "Host Marriott Corporation" ("Host REIT"), and to its Subsidiaries and Affiliates, (ii) all references to "Crestline" shall be deemed to refer to Crestline Capital Corporation and its Subsidiaries and Affiliates,
(iii) all references to "Fernwood" shall be deemed to refer to Fernwood Hotel Assets, Inc. and its Subsidiaries and Affiliates and (iv) and all references to "Rockledge" shall be deemed to refer to Rockledge Hotel Properties, Inc. and its Subsidiaries and Affiliates.

                                    RECITALS
                                    --------

         WHEREAS, Host currently, directly and through its Subsidiaries and Affiliates, (i) acquires and owns hotel properties and engages in activities related thereto and (ii) owns certain senior living community properties;

         WHEREAS, Crestline currently, through its Subsidiaries and Affiliates, conducts a substantial portion of the business of Host relating to such senior living community properties;

         WHEREAS, Fernwood is a newly-formed corporation which, following the REIT Conversion (as defined below), will own certain assets related to the operation of certain hotel properties and engage in activities related thereto;

         WHEREAS, Rockledge is a newly-formed corporation which, following the REIT Conversion, will own certain hotel properties and assets related to the operation of such hotel properties and engage in activities related thereto;

         WHEREAS, the Host Board of Directors (as defined below) has determined that it is in the best interests of Host and the stockholders of Host (the "Host Stockholders") to reorganize the business and operations of Host so that it will qualify as a real estate investment trust ("REIT") for federal income tax purposes, and has adopted a plan to restructure the business and operations of Host so it may qualify as a REIT (the "REIT Conversion");

         WHEREAS, in connection with the REIT Conversion, (i) Host and its consolidated Subsidiaries will contribute their respective full-service hotel properties and certain other businesses and assets to the Operating Partnership (as defined below) and its Subsidiaries, in exchange for OP Units (as defined below) and the assumption of liabilities and (ii) Host will merge with and into Host REIT (the "Merger");

         WHEREAS, as a REIT, Host would not be permitted under current federal income tax law to derive revenues directly from the operation of hotels and must distribute to the Host Stockholders prior to the end of the first full taxable year for which the REIT election is effective all accumulated "earnings and profits" ("E&P");

         WHEREAS, as a result of these requirements, in connection with the REIT Conversion, (i) Host will distribute approximately 93.6% of the then outstanding shares of common stock, par value $0.01 per share ("Common Stock"), of Crestline to the Host Stockholders (the "Distribution") to help accomplish the requisite distribution of E&P, (ii) Host will transfer the remaining 1.4 million shares (approximately 6.4% of the then outstanding shares) of Common Stock (the "Contributed Shares") to the Operating Partnership for payment to the Blackstone Entities (as defined below) as part of consideration for the Blackstone Acquisition (as defined below), if such acquisition is consummated, (iii) Host will lease to Subsidiaries of Crestline substantially all of the full-service hotels currently owned by Host, as well as those hotels to be acquired in the Blackstone Acquisition and (iv) Host will sublease to Crestline substantially all of the limited-service hotels currently leased by Host; and

         WHEREAS, in connection with the Distribution, Host, Crestline, Fernwood and Rockledge have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and the agreements that will govern certain matters following the Distribution.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and in the Other Agreements (as defined below), the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------


         Section 1.01  General

         As used in this Agreement, the following terms shall have the following meanings:

         "Action" shall mean any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         "Advisors" shall have the meaning set forth in Section 8.06.

         "Affiliate" shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, (a) the Affiliates of Host shall not include Crestline, Fernwood or Rockledge and (b) the Affiliates of Crestline shall not include Host, Fernwood or Rockledge.

         "Amended and Restated Community Noncompetition Agreement" shall mean the Amended and Restated Noncompetition Agreement, by and among Host, Marriott International and Crestline substantially in the form of Exhibit 10.10 to the Crestline Registration Statement.

         "Amendment to MI Noncompetition Agreement" shall mean the First Amendment to Restated Noncompetition Agreement by and among Marriott International, Host and Crestline substantially in the form of Exhibit 10.12 to the Crestline Registration Statement.

         "Assignment of License/Franchise Agreement" shall mean an assignment to a Hotel Lessee by the applicable Hotel Lessor of its rights under a license or franchise agreement with Marriott International for the term of the applicable Lease.

         "Asset Management Agreements" shall mean the Asset Management Agreement by and between the Operating Partnership and Crestline and the Asset Management Agreement by and between Rockledge and Crestline substantially in the form of Exhibits 10.19 and 10.20, respectively, to the Crestline Registration Statement.

         "Blackstone Acquisition" shall mean the expected acquisition from the Blackstone Entities of ownership of, or controlling interests in, twelve hotels, a mortgage loan secured by a thirteenth hotel and a 25% interest in Swissotel Management in exchange for OP Units, the assumption of certain liabilities and other consideration, including the Contributed Shares.

         "Blackstone Entities" shall mean a series of funds under common control with Blackstone Real Estate Advisors L.P.

         "Blackstone Registration Rights Agreement" shall mean the Registration Rights Agreement by and among Crestline and the Blackstone Entities, substantially in the form of Exhibit 10.21 to the Crestline Registration Statement.

         "Blackstone Standstill Agreement" shall mean the Standstill Agreement by and among Crestline and the Blackstone Entities, substantially in the form of
Schedule 16 attached hereto.
-----------

         "Commission" shall mean the United States Securities and Exchange Commission.

         "Common Stock" shall have the meaning set forth in the Recitals.

         "Common Stock Repurchase" shall have the meaning set forth in Section 5.02.

         "Contributed Shares" shall have the meaning set forth in the Recitals.

         "Corporate Transitional Services Agreement" shall mean the Corporate Transitional Services Agreement by and between the Operating Partnership and Crestline substantially in the form of Schedule 12 attached hereto.
                                       -----------

         "Crestline" shall have the meaning set forth in the first paragraph of this Agreement.

         "Crestline Articles" shall mean the Articles of Amendment and Restatement of Articles of Incorporation of Crestline substantially in the form of Exhibit 3.1 to the Crestline Registration Agreement.

         "Crestline Board of Directors" shall mean the Board of Directors of Crestline.

         "Crestline Books and Records" shall mean the books and records (including computerized records) of Crestline and the Crestline Group Subsidiaries and any other books and records of Host or any Subsidiary of Host which relate principally to the Crestline Group or the Crestline Group Assets that are necessary to conduct the Crestline Group Business or are required by law to be retained by Crestline or any Crestline Group Subsidiary, including, without limitation, (a) all such books and records relating to Crestline Group Employees, (b) all files relating to any Action being assumed by Crestline as part of the Crestline Group Liabilities, and (c) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings relating to Crestline, the Crestline Group Subsidiaries, the Crestline Group Assets or the Crestline Group Business (but not including the Host Books and Records, provided that Crestline shall have access to, and have the right to obtain duplicate copies of, the Host Books and Records which pertain to the Crestline Group Business or any other matters affecting Crestline and relating to the period ending on and including the Distribution Date in accordance with the provisions of Article VIII).

         "Crestline Bylaws" shall mean the Bylaws of Crestline, substantially in the form of Exhibit 3.2 to the Crestline Registration Statement.

         "Crestline Group" shall mean Crestline and the Crestline Group Subsidiaries, collectively.

         "Crestline Group Assets" shall mean all the assets and properties of the Crestline Group, including, without limitation, the Transferred Subsidiaries Interests and the Crestline Books and Records.

         "Crestline Group Business" shall mean the business conducted by Crestline Group.

         "Crestline Group Employees" shall mean Crestline Employees (as defined in the Employee Benefits Allocation Agreement).

         "Crestline Group Liabilities" shall mean (a) all of the liabilities of Crestline or any Crestline Group Subsidiary under, or to be retained or assumed by Crestline or any of the Crestline Group Subsidiaries pursuant to, this Agreement or any of the Other Agreements; (b) any guaranty obligation of Crestline or any Crestline Group Subsidiary not constituting a Crestline Guarantee, (c) except as and to the extent expressly provided in the Other Agreements, all other liabilities arising out of, or in connection with, any of the Crestline Group Assets or the Crestline Group Business, (d) all other liabilities of Crestline or any of the Crestline Group Subsidiaries not transferred to Host or to any Host Group Subsidiary pursuant to this Agreement or any Other Agreement, and (e) all liabilities of Host and Crestline arising after the Distribution Date under the Forum Indemnity Agreement and the Transition Agreements each dated June 21, 1997, executed with respect to senior living communities owned by each of FRP Financing Limited, L.P., FGI Financing I Corp., Forum Ohio Healthcare, Inc., and Forum Retirement Communities I, L.P.

         "Crestline Group Subsidiaries" shall mean all Subsidiaries of Crestline and the Transferred Subsidiaries.

         "Crestline Guarantee" shall mean any guarantee by Crestline or any Crestline Group Subsidiary of the performance or obligation of Host or any Host Group Subsidiary under any agreement or obligation to which Host or any Host Group Subsidiary is a party or by which it is bound.

         "Crestline Indemnifiable Losses" shall have the meaning set forth in
Section 6.01.

         "Crestline Indemnitees" shall have the meaning set forth in Section
6.01.

         "Crestline Logo" shall mean the corporate logo of Crestline.

         "Crestline Plans" shall mean the Crestline Capital Corporation 1998 Comprehensive Stock Incentive Plan (as described in the Employee Benefits Allocation Agreement), the Crestline Capital Corporation Executive Deferred Compensation Plan (as described in the Employee Benefits Allocation Agreement), the Crestline Capital Corporation Non-Employee Director Deferred Compensation Plan (as described in the Employee Benefits Allocation Agreement), the Crestline Capital Corporation Retirement and Savings Plan (as described in the Employee Benefits Allocation Agreement), the Crestline Capital Corporation Employee Stock Purchase Plan (as described in the Employee Benefits Allocation Agreement) and the Crestline Capital Corporation Non-Employees' Director Deferred Stock Plan (as described in the Crestline Registration Statement).

         "Crestline Registration Statement" shall mean the Registration Statement on Form S-1 of Crestline, as amended (File No. 333-64657), declared effective by the Commission by Crestline on November 23, 1998.

         "Crestline Rights Plan" shall have the meaning set forth in Section
2.06.

         "Distribution" shall have the meaning set forth in the Recitals.

         "Distribution Agent" shall mean The Bank of New York, as distribution agent appointed by Host to distribute the Common Stock pursuant to the Distribution.

         "Distribution Date" shall mean the date determined by the Host Board of Directors as the date on which the Distribution shall be effected, which Distribution Date has been determined to be December 29, 1998.

         "Distribution Record Date" shall mean the date determined by the Host Board of Directors for taking a record of Host Stockholders entitled to participate in the Distribution, which Distribution Record Date has been determined to be 5:00 p.m. (EST) on December 28, 1998.

         "Distribution Time" shall mean 9:00 A.M. (EST) on December 29, 1998.

         "Employee Benefits Allocation Agreement" shall mean the Employee Benefits and Other Employment Matters Allocation Agreement by and among Host, the Operating Partnership and Crestline, substantially in the form of Exhibit
10.18 to the Crestline Registration Statement.

         "E&P" shall have the meaning set forth in the Recitals.

         "Fair Market Value" shall have the meaning set forth in Section 5.02.

         "Fernwood" shall have the meaning set forth in the first paragraph of this Agreement.

         "FF&E Lease" shall mean a lease of furniture, fixtures and equipment by and between Fernwood, Rockledge or a Subsidiary thereof, as lessor, and a Hotel Lessee, as lessee, substantially in the form of Exhibit 10.15 to the Crestline Registration Statement.

         "Forum Indemnity Agreement" shall mean that certain Indemnity Agreement, dated as of June 21, 1997, among MSLS, Marriott International, Crestline and Host.

         "Full-Service Hotel" shall mean any of the approximately 125 full-service hotels which will be owned directly or indirectly by the Operating Partnership upon consummation of the Merger, which hotels will be leased to the Hotel Lessees.

         "Guarantees" shall mean (i) the Pool Guarantee of Crestline and a Pool Parent for the benefit of certain Hotel Lessors substantially in the form of
Exhibit 10.16 to the Crestline Registration Statement, and (ii) the Guarantees of Crestline for the benefit of the HPT Sublessors, substantially in the form of
Schedule 10 attached hereto.
-----------

         "Host" shall have the meaning set forth in the first paragraph of this Agreement.

         "Host Board of Directors" shall mean the Board of Directors of Host.

         "Host Books and Records" shall mean the books and records (including computerized records) of Host and the Host Group Subsidiaries and any other books and records of Host or the Host Group Subsidiaries which relate principally to the Host Group or the Host Group Assets that are necessary to conduct the Host Group Business or are required by law to be retained by Host or any Host Group Subsidiary, including, without limitation, (a) all such books and records relating to employees of the Host Group, (b) all files relating to any Action pertaining to the Hotel Group Liabilities, and (c) original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases, agreements and filings, relating to Host, the Host Group Subsidiaries, the Host Group Assets or the Host Group Business (but not including the Crestline Books and Records, provided that Host shall have access to, and shall have the right to obtain duplicate copies of, the Crestline Books and Records which pertain to the Host Group Business or any other matters affecting Host and relating to the period ending on and including the Distribution Date in accordance with the provisions of Article VIII).

         "Host Group" shall mean Host and the Host Group Subsidiaries, collectively.

         "Host Group Assets" shall mean all of the assets and properties of the Host Group.

         "Host Group Business" shall mean the business conducted by the Host Group.

         "Host Group Liabilities" shall mean (a) all of the liabilities of Host or any of the Host Group Subsidiaries under, or to be retained or assumed by Host or any of the Host Group Subsidiaries pursuant to, this Agreement or any of the Other Agreements, (b) any guaranty obligations of Host or any Host Group Subsidiary not constituting a Host Guarantee, (c) except as and to the extent expressly provided in the Other Agreements, all other liabilities arising out of, or in connection with, any of the Host Group Assets or the Host Group Business and (d) all other liabilities of Host or any Host Group Subsidiary not transferred to Crestline or any Crestline Group Subsidiary pursuant to this Agreement or any Other Agreement.

         "Host Group Subsidiaries" shall mean all Subsidiaries of Host, except the Transferred Subsidiaries.

         "Host Guarantee" shall mean any guarantee by Host or any Host Group Subsidiary of the performance or obligation of Crestline or any Crestline Group

Subsidiary under any agreement or obligation to which Crestline or any Crestline Group Subsidiary is a party or by which it is bound.

         "Host Indemnifiable Losses" shall have the meaning set forth in
Section 6.02.

         "Host Indemnitees" shall have the meaning set forth in Section 6.02.

         "Host Logo" shall mean the corporate logo of Host.

         "Host REIT" shall have the meaning set forth in the first paragraph of this Agreement.

         "Host Stockholders" shall have the meaning set forth in the Recitals.

         "Hotel Lessee" shall mean any of the Subsidiaries of Crestline which will lease one or more Full-Service Hotels from a Hotel Lessor or sublease one or more Limited Service Hotels from an HPT Sublessor, respectively.

         "Hotel Lessor" shall mean the Operating Partnership or any of the Subsidiaries of the Operating Partnership which will lease one or more Full-Service Hotels to a Hotel Lessee.

         "HPT Sublessors" shall mean HMH HPT Courtyard LLC and HMH HPT Residence Inn LLC, both of which are Delaware limited liability companies.

         "Indemnifiable Losses" shall have the meaning set forth in Section
6.02.

         "Indemnification Payment Tax Opinion" shall have the meaning set forth in Section 6.06.

         "Indemnifying Party" shall have the meaning set forth in Section 6.03.

         "Indemnitee" shall have the meaning set forth in Section 6.03.

         "Information" shall have the meaning set forth in Section 8.02.

         "Insurance Proceeds" shall mean those moneys (a) received by an insured from an insurance carrier, or (b) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

         "Lease" shall mean a lease or sublease agreement to be entered into between a Hotel Lessor and Hotel Lessee in respect of any Full-Service Hotel to be substantially in the form of Exhibit 10.1 to the Crestline Registration Statement.

         "Leisure Park Bonds" shall mean those certain Series 1997A tax-exempt bonds issued pursuant to that certain Indenture, dated December 1, 1997, between the New Jersey Economic Development Authority and Marine Midland Bank.

         "Leisure Park Guaranty" shall mean the Guaranty Agreement, dated December 1, 1997, of HMC in favor of Marine Midland Bank relating to the Leisure Park Bonds.

         "Limited-Service Hotel" shall mean any of the approximately 71 limited service hotels which will be subleased by an HPT Sublessor to a Hotel Lessee.

         "Marriott Financial" shall mean Marriott Financial Services, Inc., a Delaware corporation.

         "Marriott International" shall mean Marriott International, Inc., a Delaware corporation.

         "Merger" shall have the meaning set forth in the Recitals.

         "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of November 23, 1998 by and among Host, Host REIT and the Operating Partnership substantially in the form of Exhibit 2.1 to the Registration Statement of Host and Host REIT on Form S-4, as amended (File No. 333-64783), declared effective by the Commission on November 23, 1998.

         "MI Noncompetition Agreement" shall mean the Restated Noncompetition Agreement, dated as of March 3, 1998, by and between Host and Marriott International.

         "MSLS" shall mean Marriott Senior Living Services, Inc., a subsidiary of Marriott International.

         "Noncompetition Agreement" shall mean the Noncompetition Agreement by and among Host, Crestline, Fernwood and Rockledge, substantially in the form of
Schedule 14 attached hereto.

         "Operating Partnership" shall have the meaning set forth in the first paragraph of this Agreement.

        "OP Units" shall mean the limited partnership units of the Operating Partnership.

        "Other Agreements" shall mean (a) the Amended and Restated Community Noncompetition Agreement, (b) the Amendment to MI Noncompetition Agreement; (c) the Asset Management Agreements, (d) the Assignment of License/Franchise Agreements, including, without limitation, those listed on Schedule 1 attached
                                                           ----------
hereto, (e) the Corporate Transitional Services Agreement, (f) the Employee Benefits Allocation Agreement, (g) the FF&E Leases, including, without limitation, those listed on Schedule 2 attached hereto, (h) the Guarantees,
                            ----------
including, without limitation, those listed on Schedule 3 attached hereto, (i)
                                               ----------
the Leases, including, without limitation, those listed on Schedule 4 attached
                                                           ----------
hereto, (j) the Noncompetition Agreement, (k) the Owner's Agreements, including, without limitation, those listed on Schedule 5 attached hereto, (l) the Pooling
                                    ----------
Agreements, including, without limitation, those listed on Schedule 6 attached
                                                           ----------
hereto, (m) the Subleases, including, without limitation, those listed on
Schedule 7 attached hereto, (n) the Tax Sharing Agreement, (o) the Working
----------
Capital Notes, including, without limitation, those listed on Schedule 8
                                                              ----------
attached hereto, (p) the Working Capital Security Agreements, including, without limitation, those listed on Schedule 9 attached hereto, (q) the Supplement to
                            ----------
Noncompetition Agreement between Host and Crestline and substantially in the form of Schedule 11 attached hereto, (r) the Facility Mortgagee Agreements,
        -----------
including, without limitation, those listed on Schedule 15 hereto, and (s) such
                                               -----------
other agreements, instruments, understandings, assignments or other arrangements set forth in writing, which one or more of the parties or their respective Affiliates or Subsidiaries agree to enter into in connection with the transactions contemplated hereby.

         "Owner's Agreements" shall mean the Consent, Assignment and Assumption and Amendment of Management Agreements, by and among a Hotel Lessor, the applicable Hotel Lessee and the manager of the applicable hotel, each to be substantially in the form of Exhibit 10.5 to the Crestline Registration Statement.

         "Person" shall mean any individual, person, firm, corporation, general or limited partnership, association, or other entity or organization, including any governmental entity or authority.

         "Pool Parent" shall mean each Crestline Group Subsidiary which directly or indirectly owns the equity interest in any Hotel Lessee.

         "Pooling Agreements" shall mean the Pooling and Security Agreements, by and among Crestline, a Pool Parent, the Hotel Lessees whose outstanding equity interests are directly or indirectly owned by such Pool Parent, the Operating

Partnership, and the Hotel Lessors of the applicable hotels, each to be substantially in the form of Exhibit 10.17 to the Crestline Registration Statement.

         "Privileges" shall mean all privileges that may be asserted under applicable law including, without limitation, privileges arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges), the accountant-client privilege and privileges relating to internal evaluative processes.

         "Privileged Information" shall mean all Information as to which Host, Crestline or any of their respective Subsidiaries is entitled to assert the protection of a Privilege.

         "Publicly Traded" shall have the meaning set forth in Section 5.02.

         "Qualifying Income" shall have the meaning set forth in Section 6.06.

         "REIT" shall have the meaning set forth in the Recitals.

         "REIT Commencement Date" shall mean the first day of the first taxable year for which Host intends to qualify as a REIT, which currently is expected to be January 1, 1999.

         "REIT Conversion" shall have the meaning set forth in the Recitals.

         "REIT Requirements" shall have the meaning set forth in Section 6.06.

         "Required Indemnification Payments" shall have the meaning set forth in
Section 6.06.

         "Rockledge" shall have the meaning set forth in the first paragraph of this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Sublease" shall mean a sublease agreement to be entered into between a Hotel Lessee and an HPT Sublessor substantially in the form of Exhibit 10.3 to the Crestline Registration Statement.

         "Subsidiary" shall mean, with respect to any Person, (a) any corporation or other entity of which at least a majority in interest of the outstanding voting stock or similar equity interests (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors or similar managers of such corporation, irrespective of whether or not at the time stock or other equity interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person, or (b) any corporation or other entity in which such Person or one or more Subsidiaries of such Person, directly or indirectly, has an ownership interest which is included in the consolidated financial reports of such Person consistent with generally accepted accounting principles. Notwithstanding the foregoing, the Subsidiaries of Host shall include none of Crestline or any of its Subsidiaries, Fernwood or any of its Subsidiaries or Rockledge or any of its Subsidiaries.

         "Swissotel Management" shall mean Swissotel Management (U.S.A.) LLC.

         "Tax Sharing Agreement" shall mean the Tax Sharing Agreement, by and between Host and Crestline substantially in the form of Exhibit 10.14 to the Crestline Registration Statement.

         "Third Party Claim" shall have the meaning set forth in Section 6.04.

         "Transferred Subsidiaries" shall mean Marriott Realty Sales, Inc. and HMC Boynton Beach, Inc.

         "Transferred Subsidiaries Interests" shall mean all of capital stock, partnership interests or limited liability company interests of the Transferred Subsidiaries.

         "Working Capital"  shall have the meaning set forth in a Lease.

         "Working Capital Note" shall mean the Working Capital Note and Agreement, by and between a Hotel Lessee and the Hotel Lessor of the applicable hotel, substantially in the form of Exhibit 10.13 to the Crestline Registration Statement.

         "Working Capital Security Agreement" shall mean the HL Security Agreement by and between the Hotel Lessee and the Hotel Lessor of the applicable hotel substantially in the form of Schedule 13 attached hereto.
                                   -----------

                                  ARTICLE II
            ACTIONS TO BE TAKEN IN CONNECTION WITH THE DISTRIBUTION
            -------------------------------------------------------


         Section 2.01.  Transfers of Certain Assets

         (a) Transferred Subsidiaries. At or before the Distribution Time, Host
             ------------------------
shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Crestline of all of Host's and its Subsidiaries' right, title and interest in and to the Transferred Subsidiaries Interests.

         (b) Cash Contribution to Capital. At or before the Distribution Time,
             ----------------------------
Host shall make a cash contribution in respect of the capital of Crestline in the amount of $54 million.

         (c) Cancellation of Certain Intercompany Receivables. Prior to the
             ------------------------------------------------
Distribution Time, Host shall make a contribution in respect of the capital of Crestline by cancellation of all outstanding intercompany receivables arising after June 21, 1997 and relating to the senior living business.

         (d) Blackstone Matters. Upon the consummation of the Blackstone
             ------------------
Acquisition, Crestline and the Blackstone Entities shall enter into the Blackstone Registration Rights Agreement and the Blackstone Standstill Agreement and Host shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to Crestline of all of Host's and its Subsidiaries' member interests in Swissotel Management for a purchase price equal to Four Million Five Hundred Thousand Dollars ($4,500,000).

             (e) Host Loan to Crestline. On or prior to the Distribution Time,
                 ----------------------
Host will make a loan to Crestline in the principal amount of $1.7 million and otherwise on terms mutually satisfactory to Host and Crestline.


         Section 2.02.  Other Agreements

         At or before the Distribution Time, Host, Crestline, Fernwood and Rockledge shall execute and deliver (or cause their respective Subsidiaries to execute and deliver) each of the Other Agreements to which it is a party, in the form approved by the officers executing the same, such approval to be conclusively (but not exclusively) evidenced by such execution and delivery.

         Section 2.03.  Employees and Related Matters

         At or before the Distribution Time, Host and Crestline shall take or cause to be taken all actions necessary for Crestline to establish and administer the Crestline Plans. At or before the Distribution Time, Host and Crestline shall take or cause to be taken all actions necessary to transfer the employment of Crestline Employees to Crestline or one or more of the Crestline Group Subsidiaries, and immediately after such transfer, Crestline or one or more of the Crestline Group Subsidiaries shall assume responsibility as employer for the Crestline Employees.

         Section 2.04.  Crestline Board

         Host and Crestline shall take all actions which may be required to constitute, effective immediately following the Distribution Time, the following persons as the directors of Crestline: Bruce D. Wardinski, Christopher J. Nassetta, Adam M. Aron, Louise M. Cromwell, Kelvin L. Davis, John W. Marriott III, John B. Morse, Jr. and Michael A. Wildish.

         Section 2.05.  Articles and Bylaws

         At or before the Distribution Time, the Crestline Board of Directors shall adopt the Crestline Articles and the Crestline Bylaws, and shall cause the Crestline Articles to be filed with the Secretary of State of the State of Maryland. Host shall consent to the adoption of the Crestline Articles.

         Section 2.06.  Crestline Rights Plan

         At or before the Distribution Time, Crestline shall adopt a stockholders rights plan (the "Crestline Rights Plan"), which shall be substantially consistent with the description thereof in the Crestline Registration Statement.

         Section 2.07.  The Distribution

         At or before the Distribution Time, Host shall deliver to the Distribution Agent, as distribution agent for the benefit of Host Stockholders of record as of the Distribution Record Date, a share certificate representing 20,526,206 shares of Common Stock, and shall instruct the Distribution Agent to deliver, on or as soon as practicable following the Distribution Date, share certificates evidencing such shares of Common Stock and checks for cash in lieu of fractional shares, if any, to the Host Stockholders of record as of the Distribution Record Date. Crestline shall cause the transfer agent of the Common Stock to reflect the Distribution Agent as the record owner of such shares of Common Stock from and after the Distribution Time until certificates actually are delivered to the Host Stockholders. Crestline shall provide all share certificates that the Distribution Agent shall require in order to effect the Distribution. Host also shall deliver or cause to be delivered to the

Distribution Agent, at or before the Distribution Time, cash in an amount sufficient to pay cash in lieu of fractional shares of Common Stock, and Host shall be entitled to any amounts so delivered which are not so paid. Any shares of Common Stock delivered to the Distribution Agent which are not delivered to the Host Stockholders as a result of the payment of cash in lieu of fractional shares shall be delivered to Crestline for cancellation.


         Section 2.08.  The Contribution to the Operating Partnership

         On or before the Distribution Date, Host shall contribute to the Operating Partnership a share certificate representing the Contributed Shares, and shall cause the Operating Partnership to hold such shares in accordance with this Agreement.



                                  ARTICLE III
                        LIABILITIES AND RELATED MATTERS
                        -------------------------------


         Section 3.01.  Assumption and Satisfaction of Liabilities

         Except as set forth in any of the Other Agreements and in Section 3.04 below, effective as of and after the Distribution Time, (a) Crestline shall assume, pay, perform and discharge in due course all of the Crestline Group Liabilities and (b) Host shall assume, pay, perform and discharge in due course all of the Host Group Liabilities.

         Section 3.02.  Leisure Park Bonds

         Notwithstanding Section 3.03, Crestline will be primarily liable, and Host will be secondarily liable, for the full satisfaction of the Leisure Park Bonds. In connection with the Leisure Park Bonds, promptly after the Distribution Time Host REIT shall comply, or cause compliance, with all the terms and conditions under the Leisure Park Guaranty with respect to the Merger, including, but not limited to, (a) provision by Host REIT of a written assumption of all of Host's obligations under the Leisure Park Guaranty, (b) delivery by Host of an opinion from a nationally recognized bond counsel opining that the Merger will not affect the tax-exempt status of the interest on the Leisure Park Bond and (c) obtaining for Host REIT a senior unsecured long-term debt rating from a nationally recognized rating agency which is at least equal to the senior unsecured long-term debt rating of Host immediately prior to the Merger.

         Section 3.03.  Host Guarantees

         Crestline shall use its commercially reasonable best efforts to obtain the release of any Host Guarantee, other than the Leisure Park Guaranty or as otherwise expressly contemplated by any of the Other Agreements, existing on and after the Distribution Date. For purposes of this Section 3.03, "commercially reasonable best efforts" shall include offering to assume liability under any Host Guarantee in substitution for the party obligated thereunder.

         Section 3.04.  Crestline Guarantees

         Host shall use its commercially reasonable best efforts to obtain the release of any Crestline Guarantee existing as of and after the Distribution Time. For purposes of this Section 3.04, "commercially reasonable best efforts" shall include offering to assume liability under any Crestline Guarantee in substitution for the party obligated thereunder.

         Section 3.05.  No Representations or Warranties; Consents;
                        Further Action

         No party is, in this Agreement, in any Other Agreement (except as expressly set forth therein), or otherwise, representing or warranting (a) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (b) as to the legal sufficiency to convey title to any asset transferred pursuant to this Agreement or any Other Agreement. There are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the parties, as the case may be, and all such assets shall be "as is, where is" and "with all faults," provided, however, that the absence of warranties shall have no effect upon the
--------  -------
allocation of liabilities under this Agreement. No party is, in this Agreement, in any Other Agreement or otherwise, representing or warranting as to whether or not the obtaining of any consents or approvals, or the making of any filings or applications, in each case contemplated by this Agreement, any Other Agreement or otherwise, is required pursuant to any applicable laws or judgments or other instruments or agreements relating to such assets.

         Section 3.06.  Cash Management

         Crestline shall establish and maintain a separate cash management system and accounting records with respect to the Crestline Group, effective as of the Distribution Time. In connection therewith, (a) any payments by the Host Group on behalf of the Crestline Group made after such time in connection with the Crestline Group Business or the Crestline Group Assets (including, without limitation, any such payments in respect of any Crestline Group Liabilities) shall be recorded in the accounts of the Crestline Group as a payable from the Crestline Group to the Host Group, (b) any payments by the Crestline Group on behalf of the Host Group made after such time in connection with the Host Group Business or the Host Group Assets (including, without limitation, any such payments in respect of Host Group Liabilities) shall be recorded in the accounts of the Host Group as a payable from the Host Group to the Crestline Group, (c) any cash payments received by the Host Group relating to the Crestline Group Business or the Crestline Group Assets after such time shall be recorded in the accounts of the Host Group as a payable from the Host Group to the Crestline Group, (d) any cash payments received by the Crestline Group relating to the Host Group Business or the Host Group Assets after such time shall be recorded in the accounts of the Crestline Group as a payable from the Crestline Group to the Host Group, (e) Crestline and Host shall make adjustments for late deposits, checks returned for not sufficient funds and other transactions following the Distribution Date as shall be reasonable under the circumstances and consistent with the purpose and intent of this Agreement and the Other Agreements, and (f) the net balance due to the Host Group or the Crestline Group, as the case may be, in respect of the aggregate amounts of clauses (a), (b), (c), (d) and (e) shall be paid by Host or Crestline, as appropriate, as promptly as practicable following the date such net balance is determinable. For purposes of this Section 3.06, the parties contemplate that their respective businesses, including, but not limited to, administration of accounts payable and accounts receivable, will be conducted in the normal course.

         Section 3.07.  Ownership Limitations in Crestline Articles

         Crestline shall comply with the provisions of Article VIII of the Crestline Charter.



                                  ARTICLE IV
              COVENANTS AND CONDITIONS REGARDING THE DISTRIBUTION
              ---------------------------------------------------

         Section 4.01.  Cooperation Prior to the Distribution

                  (a) Host and Crestline shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereof which are necessary or appropriate to accomplish the Distribution or to reflect the establishment of, or amendments to, the Crestline Plans or any employee benefit plans or arrangements contemplated by the Employee Benefits Allocation Agreement.

                  (b) Host and Crestline shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Other Agreements.

                  (c) Host, Crestline, Fernwood and Rockledge shall use all reasonable efforts to obtain any third-party consents or approvals and to make any filings or applications necessary or desirable in connection with the transactions contemplated hereby and by the Other Agreements.

                  (d) Host, Crestline, Fernwood and Rockledge shall use all reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary or desirable under applicable law to consummate the transactions contemplated hereby and by the Other Agreements.

         Section 4.02.  Conditions Precedent to the Distribution

         In no event shall the Distribution occur unless the following conditions shall have been satisfied:

                  (a) the transactions contemplated by Sections 2.01 through
2.06 shall have been consummated in all material respects;

                  (b) all of directors (other than Christopher J. Nassetta) and officers of Crestline and all Crestline Group Employees shall have tendered their resignations, effective no later than the Distribution Date, from all boards of directors or similar governing bodies of Host or any of its Subsidiaries on which they serve, and from all positions as officers or employees of Host or any of its Subsidiaries in which they serve, except as otherwise set forth in Schedule 17 and

                  (c) the parties shall have performed their obligations under this Agreement and each Other Agreement to the extent required to be performed at or prior to the Distribution Time.

         Section 4.03.  Cooperation After the Distribution

         From and after the Distribution Time, each party shall execute and deliver such further documents and take such other actions as may be reasonably requested by the other to effectuate the transactions contemplated by this Agreement. In furtherance thereof, during the period ending March 31, 1999, the parties shall work together to correct any mistakes or oversights that the parties mutually agree in good faith do not reflect the intentions of the parties, and shall cooperate with each other in connection therewith, particularly when third parties are involved.

                                   ARTICLE V
                    REPURCHASE AND RESALE OF COMMON STOCK
                    -------------------------------------


         Section 5.01.  Repurchase of Common Stock from Host

         In the event that the Blackstone Acquisition does not occur prior to the close of business on December 31, 1998 and Host shall have determined to convert into a REIT effective for its taxable year beginning January 1, 1999, effective as of the close of business on December 31, 1998, Host shall cause the Operating Partnership to return such Contributed Shares to Host and shall resell the Contributed Shares to Crestline, and Crestline shall repurchase such Contributed Shares from Host (or the Operating Partnership for the account of Host), for a consideration of $0.01 per Contributed Share (the "Common Stock Repurchase"). Such transaction shall be treated by all parties for federal income tax purposes as a contribution by Host to the capital of Crestline.


         Section 5.02  Resale of Contributed Shares by Crestline to
                       Blackstone

         In the event that, at any time after the date of any Common Stock Repurchase and on or prior to June 30, 1999, Host notifies Crestline that the Blackstone Acquisition is likely to occur, Host and Crestline shall cooperate in good faith to develop an arrangement whereby the Blackstone Entities would be entitled to purchase from Crestline the Contributed Shares on or after the closing of the Blackstone Acquisition (to occur no later than June 30, 1999) for a per share price equal to the Fair Market Value (as defined below) of a share of Common Stock on the date of the purchase thereof. Without limiting the foregoing, Crestline shall, if requested by Host as aforesaid, issue to the Operating Partnership an option to purchase the Contributed Shares on, or at any time and from time to time after, the date of the closing of the Blackstone Acquisition for a per share price equal to the Fair Market Value of a share of Common Stock on the date of the purchase thereof, which option would be assignable solely to, and exercisable solely by, the Blackstone Entities or their respective distributees or permitted designees and would contain such other terms as to which the parties shall mutually agree. For purposes of the foregoing, (i) the term "Fair Market Value" means, as to a share of Common Stock, (A) if the Common Stock is Publicly Traded (as defined below) on the relevant date, the average of the daily market price for a share of Common Stock for the five consecutive trading days immediately preceding such date, which market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day and (B) if the Common Stock is not Publicly Traded on the relevant date, the value determined by the Crestline Board of Directors acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by Crestline if each asset of Crestline (and each asset of each corporation, partnership, limited liability company, trust, joint venture or other entity in which Crestline owns a direct or indirect interest) were sold to an unrelated purchaser in an arms' length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of Crestline's minority interest in any property or any illiquidity of Crestline's interest in any property) and (ii) the term "Publicly Traded" means listed or admitted to trading on the New York Stock Exchange, the American Stock Exchange or another national securities exchange or designated for quotation on the Nasdaq National Market, or any successor to any of the foregoing.


                                  ARTICLE VI
                                INDEMNIFICATION
                                ---------------


         Section 6.01.  Indemnification by Host

         Except as otherwise expressly set forth in an Other Agreement, Host shall indemnify, defend and hold harmless Crestline and each of its Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Crestline Indemnitees") from and against any and all losses, liabilities and damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements (with Host's consent) and compromises (with Host's consent) relating thereto, and attorneys' fees and any other expenses reasonably incurred in investigating, preparing for or defending against any such Actions or threatened Actions (collectively, the "Crestline Indemnifiable Losses"), of the Crestline Indemnitees arising out of or due to the failure of Host or any of its Affiliates or Subsidiaries to pay, perform or otherwise discharge in due course any of the Host Group Liabilities.


         Section 6.02.  Indemnification by Crestline

         Except as otherwise expressly set forth in an Other Agreement, Crestline shall indemnify, defend and hold harmless Host and each of its Subsidiaries, and each of their directors, officers, employees, agents and Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (the "Host Indemnitees," and, together with the Crestline Indemnitees, the "Indemnitees") from and against any and all losses, liabilities and damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements (with Crestline's consent) and compromises (with Crestline's consent) relating thereto, and attorneys' fees and any other expenses reasonably incurred in investigating, preparing for or defending against any such Actions or threatened Actions (collectively, the "Host Indemnifiable Losses" and, together with the Crestline Indemnifiable Losses, the "Indemnifiable Losses"), of the Host Indemnitees arising out of or due to the failure of Crestline or any of its Affiliates or Subsidiaries to pay, perform or otherwise discharge in due course any of the Crestline Group Liabilities or arising out of any liabilities incurred by Host under the Leisure Park Guaranty.

         Section 6.03.  Insurance Proceeds

         The amount which any party (an "Indemnifying Party") is or may be required to pay to an "Indemnitee" pursuant to Section 6.01 or Section 6.02 shall be reduced (including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts received.

         Section 6.04.  Procedure for Indemnification

                  (a) Except as may be set forth in an Other Agreement, if an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including, without limitation, any governmental entity) who is not a party to this Agreement or to any Other Agreement (or a successor to such party) of any claim or of the commencement by any such Person of any Action with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement (a "Third-Party Claim"), such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give
                   --------  -------
notice as required by this Section 6.04 shall not relieve the Indemnifying Party of its obligations under this Article VI, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

                  (b) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by counsel chosen by such Indemnifying Party (which may include such Indemnifying Party's in-house corporate counsel), any Third-Party Claim, provided that such Indemnifying Party has confirmed in writing that it agrees that the Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 6.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within 30 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim), and such Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume responsibility for a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this
Article VI for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that if the defendants
                                     --------  -------
in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel of its own choosing (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that such claim was not subject to Section 6.01 or 6.02, as the case may be), such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice (i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, (iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or (iv) to approve and agree to pay the settlement. In the event the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected the option described in clause (ii).

                  (c) If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnitee shall make available to such

Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

                  (d) Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the Indemnifying Party. Such Indemnifying Party shall have a period of fifteen (15) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have rejected such claim. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

                  (e) In addition to any adjustments required pursuant to
Section 6.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

                  (f) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         Section 6.05.  Remedies Cumulative

         The remedies provided in this Article VI shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party consistent with the provisions of Section 9.10.

         Section 6.06.  Survival of Indemnities

         Subject to the provisions of Section 6.07, the obligations of each of Host and Crestline under this Article VI shall survive the sale merger, consolidation, or other transfer by it of any assets or businesses or the assignment by it of any liabilities, with respect to any Indemnifiable Loss of the other related to such assets, businesses or liabilities.

         Section 6.07.  Limitation on Indemnification Payments to Host REIT.

         Notwithstanding any other provisions in this Article VI, in the event the Merger is consummated, the payments otherwise to be made by Crestline to Host REIT under this Article VI (the "Required Indemnification Payments") shall not exceed the sum of (A) the maximum amount that can be paid to Host REIT in any taxable year without causing Host REIT to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income") , as determined by independent accountants to Host REIT, and (B) in the event Host REIT receives a letter from outside counsel (the "Indemnification Payment Tax Opinion") indicating that Host REIT has received a ruling from the IRS holding that Host REIT's receipt of the additional amount otherwise to be paid under this Article VI would either constitute Qualifying Income or would be excluded from gross income of Host REIT within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by Host REIT of the remaining balance of the Required Indemnification Payments to be made under this Article VI following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Required Indemnification Payments less the amount otherwise paid or payable under clause (A) above. Crestline's obligation to pay any unpaid portion of any Required Indemnification Payment shall terminate three years from the date such payment otherwise would have been made but for this Section 6.07. In the event that Host REIT is not able to receive the full Required Indemnification Payments that otherwise would be due under this Article VI as and when such payments otherwise would be required to be made, Crestline shall place the unpaid amount in escrow and shall not release any portion thereof to Host REIT unless and until Crestline receives either one of the following: (i) a letter from Host REIT's independent accountants indicating the maximum amount that can be paid at that time to Host REIT without causing Host REIT to fail to meet the REIT Requirements or (ii) an Indemnification Payment Tax Opinion, in either of which events Crestline shall pay to Host REIT the lesser of the unpaid Required Indemnification Payments or the maximum amount stated in the letter referred to in (i) above. At the end of the three year period referred to above in this Section 6.07 with respect to any amount placed in such escrow, if neither of the events referred to in item (i) or item (ii) of the preceding sentence shall have occurred, such amount shall be released from such escrow to be used as determined by Crestline in its sole and absolute discretion.

                                  ARTICLE VII
                          CERTAIN ADDITIONAL MATTERS


         Section 7.01.  Use of the "Host" Name and the Host Logo

         Notwithstanding anything to the contrary in this Agreement or in any Other Agreement, Host shall retain the right to use the name "Host" and the right to use the Host Logo following the Distribution, in each case without limitation or expiration. Neither Crestline nor any member of the Crestline Group shall have any right to use the name "Host" or the Host Logo without the prior written consent of Host, which consent may be withheld at the sole discretion of Host.

         Section 7.02.  Use of the "Crestline" Name and the Crestline Logo

         Notwithstanding anything to the contrary in this Agreement or in any Other Agreement, Crestline shall retain the right to use the name "Crestline" and the right to use the Crestline Logo following the Distribution, in each case without limitation or expiration. Neither Host nor any member of the Host Group shall have any right to use the name "Crestline" or the Crestline Logo without the prior written consent of Crestline, which consent may be withheld at the sole discretion of Crestline.

         Section 7.03.  Use of Host Photographs

         Except as otherwise prohibited or limited by any agreement between Host and any Person, upon request from Crestline from time to time following the Distribution Date and with the prior written approval of Host, which shall not be unreasonably withheld, Crestline may make use of photographs of properties taken prior to the date hereof which are subject to Leases and which are owned or otherwise held by Host solely for Crestline corporate purposes (such as inclusion in annual reports or documentation or other presentations prepared for lenders, prospective lenders, investors or prospective investors). Crestline shall comply with any use limitations imposed upon Host by any agreement with another Person and shall indemnify Host and each of its Subsidiaries, and each of their directors, officers, employees, agents and Affiliates and each of their executors, successors and assigns of any of the foregoing from and against any Host Indemnifiable Losses (as defined in Section 6.02) arising out of or due to the failure of Crestline or any of its Subsidiaries or Affiliates to perform its obligations under this Section 7.03.

         Section 7.04.  Assignment of Times Square Marquis Lease

         On or before January 31, 1999, Host and Crestline shall negotiate in good faith the terms upon which the Lease between Times Square Marquis Hotel, L.P., and Spectacolor Communications, Inc., dated as of April 1, 1985, as amended, shall be assigned from Times Square Marquis Hotel, L.P. to CCMH Times Square LLC (or such other entity designated by Crestline as acceptable to Host), such terms to be mutually acceptable to Host and Crestline.


                                 ARTICLE VIII
                      ACCESS TO INFORMATION AND SERVICES


         Section 8.01.  Delivery of Corporate Records

                  (a) Except as may be otherwise provided in an Other Agreement, Host shall arrange as soon as practicable following the Distribution Time, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the delivery to Crestline of the Crestline Books and Records in Host's possession, except to the extent such items are already in the possession of Crestline or a Crestline Group Subsidiary. The Crestline Books and Records shall be the property of Crestline, but, as to matters which occurred prior to the Distribution Time, shall be available to Host for review and duplication until Host shall notify Crestline in writing that such records are no longer of use to Host.

                  (b) Except as may be otherwise provided in an Other Agreement, Crestline shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the delivery to Host of the Host Books and Records in Crestline's possession, except to the extent such items are already in the possession of Host or a Host Group Subsidiary. The Host Books and Records shall be the property of Host, but any of the Host Books and Records that reasonably relate to the Crestline Group Business as to matters which occurred prior to the Distribution Time shall be available to Crestline for review and duplication until Crestline shall notify Host in writing that such records are no longer of use to Crestline.

         Section 8.02.  Access to Information

         Except as otherwise provided in an Other Agreement, from and after the Distribution Time, Host shall afford to Crestline and its authorized accountants, counsel, financial advisors, lenders, ground lessors and other designated representatives reasonable access (including using reasonable efforts to give access to Persons possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to operations prior to the Distribution Time (collectively, "Information") within Host's possession, insofar as such access is reasonably required by Crestline with regard to the Crestline Group Assets or for the conduct of the Crestline Group Business, subject to appropriate restrictions for classified or

Privileged Information. Similarly, except as otherwise provided in an Other Agreement, from and after the Distribution Time, Crestline shall afford to Host and its authorized accountants, counsel, financial advisors, lenders, ground lessors and other designated representatives reasonable access (including using reasonable efforts to give access to Persons possessing information) and duplicating rights during normal business hours to Information within Crestline's possession, insofar as such access is reasonably required by Host for the conduct of the Host Group Business, subject to appropriate restrictions for classified or Privileged Information. Information may be requested under this Section 8.02 for the legitimate business purposes of either party, including without limitation, audit, accounting, claims (including claims for indemnification hereunder), litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby, but such information shall be treated by the recipient thereof as set forth in Section 8.06 below.

         Section 8.03.  Production of Witnesses

         From and after the Distribution Time, each of Crestline and Host shall use reasonable efforts to make available to the other, upon written request, its and its Subsidiaries' current and former officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

         Section 8.04.  Reimbursement

         Except as otherwise provided in an Other Agreement or as otherwise provided by law, a Party providing Information or witness services to the other party under this Article VIII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses (at cost) and direct and indirect expenses of employees (including without limitation salary and fringe benefits of such employees) who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witness services.

         Section 8.05.  Retention of Records

         Except as otherwise required by law or provided in an Other Agreement, each party may destroy or otherwise dispose of any Information at any time after the tenth anniversary of this Agreement, provided, however, that, prior to such
                                         --------  -------
destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other party, specifying in reasonable detail the Information proposed to be destroyed or disposed of, and (b) if such other party shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the other party.

         Section 8.06.    Confidentiality

         Each of Host and its Subsidiaries on the one hand, and Crestline and its Subsidiaries on the other hand, shall hold, and shall cause its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors ("Advisors") to hold, in strict confidence, all Information concerning the other in its or their possession (except to the extent that such Information has been (a) in the public domain through no fault of such party, or
(b) later lawfully acquired from other sources by such party). Neither party shall release or disclose such Information to any other Person other than its Advisors, unless compelled to disclose by judicial or administrative process or, as reasonably advised by its counsel, by other requirements of law, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third parties or between Host and Crestline, or (y) any contractual agreement to which Host and its Subsidiaries or Crestline and its Subsidiaries are currently parties.

         Section 8.07.    Privileged Information

         Crestline and Host recognize that legal and other professional services have been and will be provided prior to the Distribution Time for the benefit of both Host and Crestline, and that both Host and Crestline have common interests in such Privileged Information and that both Host and Crestline are hereby deemed to be the client for the purposes of asserting any Privileges. To allocate the invocation of the interests of each Party in the Privileged Information, Host and Crestline agree as follows:

                  (a) Except with respect to proceedings to enforce Host's obligations under Section 6.01, Host shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Host Group, the Host Group Business or the Host Group Assets whether or not such Privileged Information is in the possession of or under the control of Host or Crestline. Host shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Host Group Liabilities, now pending or which may be asserted in the future, whether or not the Privileged Information is in the possession of or under the control of Host or Crestline.

                  (b) Except with respect to proceedings to enforce Crestline's obligations under Section 6.02, Crestline shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Crestline Group, the Crestline Group Business or the Crestline Group Assets whether or not such Privileged Information is in the possession of or under the control of Host or Crestline. Crestline shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting Crestline Group Liabilities, now pending or which may be asserted in the future, whether or not the Privileged Information is in the possession of or under the control of Host or Crestline.

                  (c) Each of Host and Crestline shall have a shared Privilege, with equal right to assert or waive, subject to the restrictions in this Section 8.07, with respect to all Privileges not allocated pursuant to the terms of Sections 8.07(a) and (b). All Privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Crestline and Host or in respect of which both Crestline and Host retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege.

                  (d) Neither Host nor Crestline may waive any Privilege in which the other has a shared Privilege, without the written consent of the other, except to the extent reasonably required connection with any litigation with third-parties or as provided in subsection (e) below. Consent shall be deemed to be granted unless written objection to the party requesting such consent is made within twenty (20) days after written notice of such request is received by the non-requesting party.

                  (e) In the event of any litigation or dispute between a member of the Host Group and a member of the Crestline Group, either Host or Crestline may waive a Privilege in which the other has a shared Privilege, without obtaining the consent of the other party, provided, however, that such waiver of
                                          --------  -------
a shared Privilege shall be effective only as to the use of Information with respect to such litigation or dispute and shall not operate as a waiver of the shared Privilege with respect to third parties.

                  (f) If a dispute arises between Host and Crestline regarding whether a Privilege should be waived to protect or advance the interest of either of them, each of them shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other, and shall not unreasonably withhold consent to any request for waiver by the other. Each of Host and Crestline will withhold consent to waiver of any Privilege only to protect its own legitimate interests.

                  (g) Upon receipt by either Host or Crestline of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared Privilege or as to which the other has the sole right hereunder to assert a Privilege, or if either Host or Crestline obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other request which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 8.07 or otherwise to prevent the production or disclosure of such Privileged Information.

                  (h) The delivery of the Crestline Books and Records and the Host Books and Records pursuant to Section 8.01, the access to Information between Host and its Subsidiaries and Crestline and its Subsidiaries pursuant to
Section 8.02, and the agreement to provide witnesses pursuant to Section 8.03, are made in reliance on the agreement of Crestline and Host, as set forth in Sections 8.06 and 8.07, to maintain the confidentiality of Privileged Information and to assert and maintain all applicable Privileges and shall not be deemed to waive any Privilege.


                                   ARTICLE IX
                                  MISCELLANEOUS


         Section 9.01.    Complete Agreement; Construction

         This Agreement and the Other Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding anything to the contrary in this Agreement or in any Other Agreement, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Other Agreement, then the provisions of such Other Agreement shall control.

         Section 9.02.    Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of laws thereof.

         Section 9.03.    Notices

         All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         To Host:

                           Host Marriott Corporation
                           10400 Fernwood Road
                           Bethesda, Maryland 20817
                           Attention: Christopher G. Townsend
                           Senior Vice President, General Counsel and Corporate
                              Secretary

         To Crestline:

                           Crestline Capital Corporation
                           10400 Fernwood Road
                           Bethesda, Maryland 20817
                           Attention: Tracy M. J. Colden
                           Senior Vice President, General Counsel and Corporate
                              Secretary

         To Fernwood:

                           Fernwood Hotel Assets, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland 20817
                           Attention:  President
         with a copy to:

                           Host Marriott Corporation - Law Department, as
                                agent for Fernwood Hotel Assets, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland  20817
                           Attention:  Christopher G. Townsend

         To Rockledge:

                           Rockledge Hotel Properties, Inc.
                           10400 Fernwood Road
                           Bethesda, Maryland 20817
                           Attention:  President

         with a copy to:

                           Host Marriott Corporation - Law Department, as
                                agent for Rockledge Hotel Properties, Inc.
                           Bethesda, Maryland  20817
                           Attention:  Christopher G. Townsend


         Section 9.04.    Amendments

         This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

         Section 9.05.    Successors and Assigns

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement without the prior written consent of the other parties. Host REIT and the Operating Partnership shall be deemed to be the successor of Host upon consummation of the Merger. Immediately following the consummation of the Merger and in connection with the REIT Conversion, the Operating Partnership shall be considered to have assumed all obligations of Host REIT hereunder and, as between Host and Crestline and Crestline's Subsidiaries and Affiliates and all Crestline Indemnitees, Host REIT shall be released from all obligations hereunder.

         Section 9.06.    Subsidiaries

         Each party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party on and after the Distribution Date.

         Section 9.07.    No Third Party Beneficiaries

         Except for the provisions of Article VI, this Agreement is solely for the benefit of the parties and their respective Subsidiaries, Affiliates, successors and permitted assigns, and should not be deemed to confer upon any third party any remedy, claim, claim of action or other right.

         Section 9.08.    Titles and Headings

         Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         Section 9.09.    Legal Enforceability

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party, each party acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         Section 9.10.    Arbitration of Disputes

                  (a) Any controversy or claim arising out of this Agreement shall be settled by arbitration before a single arbitrator in accordance with the Rules of the American Arbitration Association then in effect, as modified by this Section 9.10 or by the further agreement of the parties.

                  (b) Such arbitration shall be conducted in Montgomery County, Maryland.

                  (c) Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

                  (d) Nothing contained in this Section 9.10 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court or to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other Party from breaching this Agreement, or (ii) for specific enforcement of this Section 9.10.

                  (e) The parties hereby consent to the jurisdiction of the federal courts located in the State of Maryland for all purposes under this Agreement.

                  (f) Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of the other parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

                  (g) Each party shall bear its own costs incurred in the arbitration. If any party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this Section 9.10, and instead commences any other proceeding, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

         Section 9.11.    Prompt Payment

         Where the terms of this Agreement require payment of an amount "as promptly as possible," "as soon as practicable" or "as soon as possible," following a specified event, occurrence or date, such payment shall be made within five (5) business days of such event, occurrence or date.


         Section 9.12.    Counterparts

         This Agreement may be executed in any number of counterparts, which, when taken together, shall constitute a single binding instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                       HOST MARRIOTT CORPORATION



                       By:/s/ Christopher G. Townsend
                          ------------------------------------------
                          Name: Christopher G. Townsend
                               -------------------------------------
                          Title: Senior Vice President and Secretary
                                ------------------------------------



                       HOST MARRIOTT L.P.



                       By:/s/ Christopher G. Townsend
                          -----------------------------------
                          Name: Christopher G. Townsend
                               ------------------------------
                          Title: Executive Vice President
                                -----------------------------




                       CRESTLINE CAPITAL CORPORATION



                       By:/s/ Bruce D. Wardinski
                          ------------------------------------
                          Name: Bruce D. Wardinski
                          Title President and Chief Executive Officer

                       FERNWOOD HOTEL ASSETS, INC.

                       By:  /s/ Christopher G. Townsend
                          -----------------------------------
                          Name:  Christopher G. Townsend
                               ------------------------------
                          Title: Vice President & Secretary
                                -----------------------------



                       ROCKLEDGE HOTEL PROPERTIES, INC.


                       By:  /s/ Christopher G. Townsend
                          -----------------------------------
                          Name:  Christopher G. Townsend
                               ------------------------------
                          Title: Vice President & Secretary
                                -----------------------------